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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 33-74320, 333-20321, 333-75281, 333-88985,
333-94219, 333-62234, 333-59410) and Forms S-8 (Nos. 33-43716, 33-71920,
333-02888, 333-69591, 333-89909, 333-87421, 333-52640, 333-43104) of Cephalon,
Inc. of our report dated February 18, 2000, except as to the information presented in Note 14 for which the date is March 13, 2000, relating to the financial statements of Anesta Corp. (not presented separately herein), which appears in the Current Report on Form 10-K of Cephalon, Inc. dated April 1, 2002.


PricewaterhouseCoopers LLP


Salt Lake City, Utah
April 1, 2002